Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE
Contact: Keith Houlihan
305-433-7814

Charlie Alvarez Joins Board of Sanomedics International Holdings

Mr. Alvarez is Co-founder and President of Watermark Medical Watermark Medical provides innovative sleep apnea healthcare solutions for physicians and hospitals to improve the quality of patient care Sanomedics International Holding manufacturers and distributes innovative professional and home health diagnostic devices and products

Miami, June 13, 2011. (Pink Sheets: SIMH) Craig Sizer, Co-founder and Chairman, with Keith Houlihan, Co-founder and President of Sanomedics International Holdings, Inc. www.sanomedics.com, today announced the appointment of Charlie Alvarez, Co-founder and President of Watermark Medical, to the Sanomedics Board of Directors.

“The addition of Charlie to the Sanomedics Board and the expertise he brings, is an important milestone in the growth of the company", said Craig Sizer Chairman and Co-founder. “Charlie's business acumen is second-to-none. His successful track record in developing, launching and growing solution-driven healthcare companies will accelerate the growth of our innovative line, of easy-to-use professional and medical home diagnostic devices."

"In working closely with Charlie on the distribution of Sanomedics products through Watermark Medical, we realized early on that adding Charlie to the Sanomedics Board was a top priority, said Keith Houlihan, Co-founder and President. "Charlie understands the mission of Sanomedics. Charlie's values and dedication to providing innovative, high-quality, affordable healthcare solutions to medical professionals and consumers through Watermark Medical, only adds to our growing reputation as a leading medical device innovator."

"I am pleased and excited to join the Board of Directors of Sanomedics", said Charlie Alvarez, Co-founder and President of Watermark Medical. "Sanomedics was one of the first companies to realize how important it was for the healthcare consumer to be able to quickly identify potential illness and seek appropriate medical care.  The values of Sanomedics and their dedication to providing innovative, solution-driven, professional and home medical devices,  creates a dynamic combination."

About Sanomedics

Sanomedics International Holdings, Inc. (SIMH) manufactures and distributes innovative professional medical, as well as, home health diagnostic devices and products. As a pioneer in the trend toward preventive medicine, Sanomedics’ goal is to act as a bridge between the high-technology medical world and the home healthcare environment. All Sanomedics professional and home healthcare diagnostic products are extremely easy to use, while providing accurate results in less than one second.

About Watermark Medical, LLC.

Watermark Medical, LLC, (WM) is a privately held medical device, services and distribution company.

WM’s distribution focus combines innovative medical diagnostic and therapy technologies with extensive U.S. and global sales channels to doctors, hospitals, clinics and the home healthcare industry. WM’s highly experienced team of seasoned industry professionals have a proven ability to combine innovative technology solutions and outstanding sales channels for medical devices and services.  WM’s leadership also has proven success in the acquisition and integration of operating companies. WM’s extensive industry network and strategic relationships bring an unprecedented level of business experience to clients and customers.

Forward Looking Statements

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. The Company's periodic filings with the Securities and Exchange Commission should be viewed for a complete understanding of risk and uncertainty.

www.sanomedics.com

©2011 Sanomedics International Holdings Inc. All rights reserved.